As filed with the Securities and Exchange Commission on November 17, 2022

Registration No. 333-142475

Registration No. 333-159358

Registration No. 333-192928

Registration No. 333-227648

Registration No. 333-230532

Registration No. 333-238265

Registration No. 333-249940

Registration No. 333-256211

Registration No. 333-257439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-142475

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159358

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192928

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-227648

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230532

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238265

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-249940

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-256211

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-257439

UNDER

THE SECURITIES ACT OF 1933

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	76-051284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7450 McCormick Boulevard

Skokie, Illinois 60076

(Address of principal executive offices, including zip code)

Tenneco Inc. 2006 Long-Term Incentive Plan, as amended and restated effective March 10, 2020

Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Kenneth R. Trammell

Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Kevin W. Baird (2-Year Vesting)

Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Kevin W. Baird (3-Year Vesting)

Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Matti Masanovich

Tenneco Inc. 2021 Long-Term Incentive Plan

DRiV 401(k) Retirement Savings Plan

Tenneco 401(k) Investment Plan

Tenneco Employee Investment Plan

(Full title of the plans)

Edward Yocum

Executive Vice President and General Counsel

Tenneco Inc.

7450 McCormick Boulevard, Skokie, Illinois 60076

(847) 482-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Tenneco Inc., a Delaware corporation (the “Tenneco” or the “Registrant”), on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s Class A voting common stock, par value $0.01 per share (the “Registrant’s Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•

Registration Statement No. 333-142475, filed with the SEC on April 30, 2007, registering a total of 2,600,000 shares of the Registrant’s Common Stock (and 13,000,000 associated preferred share purchase rights) under the Registrant’s Tenneco Inc. 2006 Long-Term Incentive Plan;

•

Registration Statement No. 333-159358, filed with the SEC on May 20, 2009, registering a total of 2,300,000 shares of the Registrant’s Common Stock under the Registrant’s Tenneco Inc. 2006 Long-Term Incentive Plan, as Amended and Restated Effective March 11, 2009;

•

Registration Statement No. 333-192928, filed with the SEC on December 18, 2013, registering a total of 3,500,000 shares of the Registrant’s Common Stock under the Registrant’s Tenneco Inc. 2006 Long-Term Incentive Plan, as Amended and Restated Effective March 20, 2013;

•

Registration Statement No. 333-227648, filed with the SEC on October 1, 2018, registering a total of 1,771,254 shares of the Registrant’s Common Stock under the Registrant’s Tenneco Inc. 2006 Long-Term Incentive Plan, as Amended and Restated Effective May 16, 2018;

•

Registration Statement No. 333-230532, filed with the SEC on March 27, 2019, registering a total of 4,000,000 shares of the Registrant’s Common Stock, consisting of (i) 3,000,000 shares under the Registrant’s Tenneco 401(k) Retirement Savings Plan, (ii) 100,000 shares under the Registrant’s Federal-Mogul Motorparts 401(k) Investment Plan, (iii) 200,000 shares under the Registrant’s Federal-Mogul Employee Investment Plan and (iv) 700,000 shares under the Registrant’s Federal-Mogul 401(k) Investment Plan;

•

Registration Statement No. 333-238265, filed with the SEC on May 14, 2020, registering a total of 4,291,243 shares of the Registrant’s Common Stock, consisting of (i) 141,243 shares under the Registrant’s Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Kenneth R. Trammell and (ii) 4,150,000 shares under the Registrant’s Tenneco Inc. 2006 Long-Term Incentive Plan, as amended and restated effective March 10, 2020;

•

Registration Statement No. 333-249940, filed with the SEC on November 6, 2020, registering a total of 386,152 shares of the Registrant’s Common Stock, consisting of (i) 133,156 shares under the Registrant’s Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Kevin W. Baird (2-Year Vesting), (ii) 106,524 shares under the Registrant’s Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Kevin W. Baird (3-Year Vesting) and (iii) 146,472 shares under the Registrant’s Restricted Stock Unit Inducement Grant Award Agreement between Tenneco Inc. and Matti Masanovich;

•

Registration Statement No. 333-256211, filed with the SEC on May 17, 2021, registering a total of 2,375,000 shares of the Registrant’s Common Stock under the Registrant’s Tenneco Inc. 2021 Long-Term Incentive Plan; and

•

Registration Statement No. 333-257439, filed with the SEC on June 25, 2021, registering a total of 3,240,000 shares of the Registrant’s Common Stock under the Registrant’s (i) DRiV 401(k) Retirement Savings Plan, (ii) Tenneco 401(k) Investment Plan and (iii) Tenneco Employee Investment Plan.

On November 17, 2022, Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”), completed the previously announced acquisition of Tenneco, pursuant to the Agreement and Plan of Merger, dated as of February 22, 2022 (the “Merger Agreement”), by and among Tenneco, Parent and Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), and upon the terms and subject to the conditions set forth therein, Merger Sub was merged with and into Tenneco, with Tenneco surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of November 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on this 17th day of November, 2022.

TENNECO INC.

By:	/s/ Edward Yocum
Edward Yocum
Executive Vice President and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.